Commission Number 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVARUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3949	27-3492584
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

412 Olive Avenue, Ste 212, Huntington Beach, CA 92648
(Address of principal executive offices) (zip code)

(949) 275-6132
(Registrant’s telephone number, including area code)

(949) 271-5730
(Registrant’s fax number, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please  check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(3)
Common Stock , par value $.001	41,075,000	$0.10	$4,107,500	$292.86
Total Registration Fee				$292.86

(1)
An indeterminate number of additional shares of common stock shall be issue-able pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)
The sales price for the selling shareholders to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange.   Our common stock is presently not traded on the market or securities exchange, and we have not applied for listing or quotation on the public market.

(3)	Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUBJECT TO COMPLETION, DATED December 16, 2010

AVARUS, INC.

A DELAWARE CORPORATION
41,075,000 SHARES OF COMMON STOCK OF AVARUS, INC.
_________________________________

The selling stockholders named in this prospectus are offering up to 41,075,000 shares of our Common Stock. We will not receive proceeds from any sale of Common Stock by the Selling Stockholders. Our Common Stock does not presently trade on any exchange or electronic medium. We intend to apply to have our Common Stock listed on the OTC Bulletin Board once this Prospectus is effective.

Avarus, Inc. (“we”, “us”, “our”) was incorporated under the laws of the State of Delaware on September 20, 2010.  The Company was originally organized as a “blank check” shell Company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation. However, the Company began operations on December 14, 2010 by entering into a license agreement with Vortex Tennis, LLC to market and sell products manufactured by Vortex Tennis in the United States. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditors have issued an audit opinion for Avarus, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 8.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

This offering is not being underwritten. The shares of Common Stock will be offered and sold by the Selling Stockholders and/or their registered representatives from time to time during the next nine months from the date of this Prospectus at prices to be determined at the time of such sales. As a result of such activities, Selling Stockholders may be deemed "underwriters" as that term is defined and utilized in the federal securities laws. There is no minimum required purchase and there is no arrangement to have funds received by such Selling Stockholders and/or their registered representatives placed in an escrow, trust or similar account or arrangement.

The sale of securities by Selling Stockholders when made, may be made through customary brokerage channels either through broker-dealers acting as agents or brokers for the sellers, or through broker-dealers acting as principals who may then resell the shares in the over-the-counter market or otherwise, at negotiated prices related to the prevailing market prices at the time of the sales, or by a combination of such methods of offering. Thus the period of distribution of such securities may occur over an extended period of time. The Selling Stockholders will pay or assume any brokerage commissions or discounts incurred in the sale of their securities, which commissions or discounts will not be paid or assumed by us.

AVARUS, INC.

PART I

You should rely only upon the information contained in this prospectus in deciding whether to purchase our securities.  We have not authorized anyone to provide information different from that contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.  Our business, financial condition, results of operations, and prospects may have changed since that date.

The information contained in this prospectus is not complete and is subject to change.  The selling stockholders are not permitted to sell securities until the Registration Statement, of which this prospectus is a part, filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

PART I

PROSPECTUS SUMMARY

Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.  You should rely only upon the information contained in this prospectus.  We have not, and the selling stockholders have not, authorized anyone to provide you with information which is different from that contained in this prospectus. The selling stockholders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.  The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

SUMMARY INFORMATION AND RISK FACTORS.

The following summary contains basic information about our company and this offering.  It does not contain all of the information which is important to you in making an investment decision.  You should read this prospectus summary together with the entire prospectus, including the more detailed information in our financial statements and accompanying notes appearing elsewhere in this prospectus. Unless otherwise indicated, all information contained in this prospectus relating to our shares of common stock is based upon information as of September 30, 2010.

OUR BUSINESS

Avarus, Inc. (“we”, “us”, “our”) was incorporated under the laws of the State of Delaware on September 20, 2010.  The Company was originally organized as a “blank check” shell Company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation. However, the Company began operations on December 14, 2010 by entering into a license agreement with Vortex Tennis, LLC to market and sell products manufactured by Vortex Tennis in the United States. Any investment in the shares offered herein involves a high degree of risk.

Under the exclusive license agreement, the Company may sell tennis racquets and other tennis related products under the trademarked name of Vortex Tennis.   Under this exclusive license, the Company shall purchase from Vortex Tennis the product and resell it to consumers within the United States.  The tennis rackets currently being licensed are: Vortex ES 100, Vortex ES 108, Vortex ES 116, and Vortex ES 133.  Four additional racquets are currently being developed by Vortex Tennis and will become part of the license once their development is completed.  The Company is also licensing 3 bags from Vortex Tennis.  A backpack, a Six-Pack Bag and a Sling Bag.  The Company may sell additional products which it developments or acquires under the name of Vortex Tennis.  The retail price for the racquets is $199 to $229.

The Vortex Tennis racquets have a number of patents that protect their design.  One of the patents covers the total string count in the racquets.  Vortex uses three strings counts: (1) 14 (mains) by 15 (crosses) for a total of 29 strings; (2) 14 by 16 for a total of 30 strings, and (3) 14 by 17 got a total of 31 strings.  Vortex's total string count provides greater string bed elasticity and reduced dynamic loss. A second patent covers the Pyramid String Pattern feature.  Which occurs when the main strings that are spaced closer together at the top of the racquet and further apart at the bottom.  The decreased space between  strings at the top of the racquet reduces the elasticity of the strings and thereby increases the amount of control over the ball-path.  The increased space between strings at the bottom of the racquet increases the elasticity of the strings which increase the velocity of the ball.

The Company has begun to enter into agreements with pro shops and teaching pros to market and purchase the products under the license agreement.

The products can be viewed on the Vortex's Website www.vortextennis.com.

You should only purchase shares if you can afford a loss of your investment. Our independent auditors have issued an audit opinion for Avarus, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We have not been involved in any bankruptcy, receivership or similar proceeding.  We have not been involved in any material reclassification, merger consolidation, or purchase or sale of any assets.

As of the date of this prospectus, we have 41,075,000 shares of $0.001 par value common stock issued and outstanding.

We currently maintain an address at the offices located at 412 Olive Avenue, Ste 212, Huntington Beach, CA 92648.

Our fiscal year end is September 30.

THE OFFERING

Securities Offered
We are registering common shares on behalf of thirty-seven (37) selling security holders.  In the aggregate, the selling stockholders are offering up to 41,075,000 shares of common stock, $.001 par value per share.  The aggregate amount of shares we are registering for the selling security holders represents 100% of the issued and outstanding shares of our common stock and 55% of the total authorized shares of our common stock.  See “Selling Security Holders.”

Plan of Distribution
Up to 41,075,000 shares of common stock may be offered and sold by the selling stockholders through agents or brokers, acting as principal, agent in transactions, which may involve block transactions, on the Electronic Bulletin Board, over-the-counter market or on other exchanges on which the shares are then listed, pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise; through brokers or agents in private sales at negotiated prices; or by any other legally available means.

Offering Price
$0.10 per share.  The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Use of Proceeds	We will not receive any cash or other proceeds from the selling security holders’ sales of their respective shares.

Securities Outstanding
We are authorized to issue up to an aggregate of 75,000,000 shares of common stock of which 41,000,000 common shares were issued and outstanding as of September 30, 2010 and 41,075,000 common shares were issued and outstanding as of October 10, 2010.

SUMMARY FINANACAL INFORMATION

The following table sets forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

Inception Sept. 20, 2009 thru Sept. 30, 2009
Revenue	$0
Expenses:
General and administrative expenses	60,526
Total Expenses
Net Income (Loss)	$(60,526)

Balance Sheet Data

Sept. 30, 2009
ASSETS
Current Assets
Cash	$11,974
Total current assets	11,974

Total assets	$11,974

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Current Liabilities	$-
Non-Current Liabilities	-

Total Liabilities	-

Stockholders’ Equity

Common stock	41,000
Paid-In Capital	31,500
(Deficit) accumulated during development stage	(60,526)

Total stockholder's equity	11,974

Total liabilities and stockholder's equity	$11,974

RISK FACTORS

An investment in the Shares being registered pursuant to this prospectus involves a high degree of risk and is suitable only for investors of substantial means.  Any statements with respect to future events contained in this prospectus are based upon circumstances and events which have not yet occurred, and upon assumptions which may not materialize.  The actual results which are achieved by us may vary materially from those discussed in this prospectus.

In addition, this prospectus contains forward-looking statements which involve risks and uncertainties.  Forward-looking statements are based upon the beliefs of our management, as well as assumptions made by and information currently available to our management.  When used in this prospectus, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are subject to risks and uncertainties which may cause our actual results to differ materially from those contemplated in our forward-looking statements.  We caution you not to place undue reliance upon such forward-looking statements, as our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors section and elsewhere in this prospectus.  Any such statements are representative only as of the date of this prospectus.  We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances subsequent to the date of this prospectus or to reflect the occurrence of unanticipated events, except for such updates to this prospectus and the registration statement of which it is a part as are required by federal securities laws and such periodic reports as are required pursuant to the Securities Exchange Act of 1934, as amended.

Accordingly, prospective investors should consider carefully the following risk factors, in addition to the other information with respect to our business contained in this prospectus, before purchasing Shares pursuant to this prospectus.

If we are unable to continue as a going concern, investors may face a complete loss of their investment.

As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues. Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part. If our business fails, the investors in this offering may face a complete loss of their investment.

We are in the early stages of our development, have yet to achieve net earnings since inception and may not generate sufficient revenues to stay in business.

The Company has only recently commenced operations and has to date incurred net losses. There can be no assurance that we will achieve or sustain profitability in the future. The success of our business will depend on our ability to introduce and sell our products to customers, develop new product extensions and raise additional capital for operations; future expanded marketing and further product development. You should consider the costs and difficulties frequently encountered by companies in their early stages of launching a product and establishing a market presence. No assurance can be given that we will generate sufficient revenues to stay in business on achieve profitability. Accordingly, purchasers of Units may lose their entire investment.

Investors may lose their entire investment if the Company fails to implement its business plan.

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties. Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition. We cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, we have had only limited start-up operations and have generated no revenues. Taking these facts into account, independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this Registration Statement, of which this prospectus is a part. In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements. Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Management identified the following control deficiencies that represent material weaknesses as of September 30, 2010:

(1) Lack of an independent audit committee. Although we have an audit committee it is not comprised solely of independent directors. We may establish an audit committee comprised solely of independent directors when we have sufficient capital resources and working capital to attract qualified independent directors and to maintain such a committee.

(2)  Inadequate staffing and supervision within our bookkeeping operations. The relatively small number of people who are responsible for bookkeeping functions prevents us from segregating duties within our internal control system. The inadequate segregation of duties is a weakness because it could lead to the ultimate identification and resolution of accounting and disclosure matters or could lead to a failure to perform timely and effective reviews which may result in a failure to detect errors in spreadsheets, calculations, or assumptions used to compile the financial statements and related disclosures as filed with the Securities and Exchange Commission.

(3) Insufficient number of independent directors. At the present time, our Board of Directors does not consist of a majority of independent directors, a factor that is counter to corporate governance practices as set forth by the rules of various stock exchanges.

Our management determined that these deficiencies constituted material weaknesses. Due to a lack of financial and personnel resources, we are not able to, and do not intend to, immediately take any action to remediate these material weaknesses. We will not be able to do so until we acquire sufficient financing and staff to do so.

There can be no assurance that our common stock will ever be listed on NASDAQ, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets.

Until such time as our common stock is listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets, of which there can be no assurance, accurate quotations as to the market value of our securities may not be possible.  Sellers of our securities are likely to have more difficulty disposing of their securities than sellers of securities which are listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets.

There is no public market for our Common Stock.

There  is no  public  trading  market  for our  Common  Stock  and none is expected  to  develop in the  foreseeable  future  unless and until we complete a business  combination  with an operating  business and such business files a prospectus pursuant to the Securities Act.

We have never paid dividends on our Common Stock.

We have never paid dividends on our common stock, and there can be no assurance that we will have sufficient earnings to pay any dividends with respect to the common stock.  Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to the common stock. The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors.  It is also possible that the terms of any future debt financing may restrict the payment of dividends.  We presently intend to retain earnings, if any, for the development and expansion of its business.

Because we have a limited operating history, you have a limited basis on which to evaluate our ability to achieve our business objectives.

We have only recently commenced operations.  As a result, we have only a limited operating history upon which you can base your evaluation of our prospects and the potential value of our Units. We are confronted with the risks inherent in a start-up company, including difficulties and delays in connection with the production and sales of our products, operational difficulties and our potential under-estimation of production and administrative costs. If we cannot successfully manage our business and growth, we may not be able to generate future profits and may not be able to support our operations.

The sporting goods industry is highly competitive and our success depends upon our ability to respond quickly to changes in consumer preferences.

The sporting goods industry is highly competitive and includes many regional, national and international companies, some of which have achieved substantial market share. We compete primarily on the basis of product features, brand recognition, quality and price, and the failure to remain competitive could adversely affect our results of operations and financial condition. Some of our competitors offer types of sports products that we do not sell, and some of our competitors are larger and have substantially greater financial and other resources than us.

Our success also depends partly on our ability to anticipate and respond quickly to changing merchandise trends, consumer taste and consumer preferences. Any failure to so respond could adversely affect consumer acceptance of our brand names and product lines and could harm our business.

Changes in the tastes of the sporting public affect the demand for our products, and in recent years, we have observed a declining interest in tennis.

In recent years we have observed declining demand overall in the global tennis markets. The general decline in demand in the tennis market has been observed since the period of peak demand in the early 1990’s.  We believe this decline is due to competing leisure activities, including computer games and the Internet. We and the sporting goods industry in general are dependent on the tastes of the sporting public and its priorities in spending on leisure activities. A further decrease in interest in tennis would cause a decline in the size of the markets from which we derive most of our sales and could thus cause a decline in our revenues and consolidated operating results.

Our failure to introduce innovative products to the market could adversely affect our sales and margins.

Our success is dependent in part on our introduction of innovative products that represent an improvement over existing products that we or other manufacturers offer. We believe that our future growth and success will depend significantly on our continued ability to identify, develop, introduce and market innovative sports products. However, we cannot assure you that our product innovations will lead to improved business or financial performance. Our operating results may fluctuate as a result of the amount, timing and market acceptance of new products that we or our competitors introduce. In addition, our failure to introduce new, innovative products will adversely affect our margins because margins on the sales of sports products tend to decline over time with the entry of competitive products into existing markets.

Economic conditions, weather and other factors beyond our control have caused and could continue to cause a decline in demand for our products.

We and the sporting goods industry in general are dependent on the economies in which we sell our products, and in particular on levels of consumer spending. Economic conditions affect not only the ultimate consumer, but also retailers, our primary direct customers. As a result, our results may be adversely affected by downward trends in the economies in which we sell our products. Adverse weather also can cause a significant decline in our sales.  In addition, the occurrence of events that adversely affect economies or international tourism, such as terrorism or regional instability, continue to adversely affect leisure travel and related discretionary consumer spending, which can have a particularly negative impact on our business.

We are dependent in part on the performance of third-party suppliers, which may cause delays in filling orders, affect the quality of some products or affect the image of our trademarks.   Some of our key products are produced in single locations.

As a result of our business rationalization and cost reduction efforts, we outsource a substantial portion of our manufacturing to third parties in Asia, such as in China and Thailand.  As a result of this outsourcing, we are dependent in part on the performance of third-party suppliers in order to deliver quality products in a timely manner. We are also increasingly subject to risks relating to the local economic and political conditions in the countries to which we outsource our manufacturing operations. Although these factors have not had an adverse impact on our operations to date, we cannot assure you that they will not affect quality control, orders and shipments, or the image of our trademark in the case of licensees.  In addition, our third-party manufacturer’s produce certain of our key products, exposes us to the risk that major incidents at such sites, such as fire or earthquake damage, could substantially reduce or halt production.  In the event we are required to shift the manufacturing of some of our products from one geographical location, or from one contract manufacturer, to another, our ability to fulfill orders and our cost of sales may be adversely affected, which would negatively impact our results of operations.

We are dependent on patents and trademarks, and inadequate protection of our patents and trademarks, or patent or trademark litigation, could adversely affect our business.

We rely on a combination of patents, trademarks, trade secrets and confidentiality agreements to protect our proprietary technology, rights and know-how.  Most of the patents we use are pursuant to the license agreement for the tennis racquets that we sell.  We cannot assure you that the measures we take to protect our intellectual property will afford us adequate protection against patent and trademark infringements, that pending patent and trademark applications will eventually be issued or that the claims allowed for any of our existing or future patents and trademarks will provide competitive advantages for our products or will not be successfully challenged or circumvented by competitors.

In the United States, patent applications are maintained in secrecy for a period after filing and the right to a patent is given to the first to invent, not the first to file, a patent application. We cannot be sure that our products or technologies do not infringe patents that may be granted in the future under pending patent applications, or that our products do not infringe any patents or proprietary rights of third parties. The validity and enforceability of third party claims could prevent us from selling our products or could require us to obtain licenses from the owners of these patents or to redesign our products to avoid infringements. We cannot assure you that we could accomplish any of these alternatives successfully, and our inability to do so if necessary could adversely affect our business. In addition, we cannot assure you that our employees and third parties with whom we have entered into confidentiality agreements will respect these obligations, or that our competitors will not use our trade secrets or proprietary information. In addition, the laws of some countries do not protect our products and intellectual property rights to the same extent as the laws of the United States or Europe. Litigation may be necessary to defend against claims of infringement, to enforce our patents or trademarks, or to protect trade secrets and could result in substantial costs to us. We cannot assure you that we would prevail in these types of litigation.

We may be affected by raw material and energy price increases.

Our production is dependent on the timely availability of certain raw materials whose prices are driven by the oil and steel price development on the world market.  Such raw materials are used in manufacturing, among other items, plastic components for bindings, ski boots and diving fins, carbon-fibers for racquets and metal parts for binding components and ski edges. Changing raw material prices historically have had a material impact on our earnings and cash flows, and are likely to continue to have a significant impact on earnings and cash flows in future periods.  Historically, we generally have not been able to pass on to our customers increases in costs resulting from raw material and energy prices, and have sought other means, particularly through the restructuring of our production processes, to maintain operating margins.

Cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. However, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements are based upon the beliefs of our management, as well as assumptions made by and information currently available to our management.  When used in this prospectus, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are subject to risks and uncertainties which may cause our actual results to differ materially from those contemplated in our forward-looking statements.  We caution you not to place undue reliance upon such forward-looking statements, as our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors section and elsewhere in this prospectus.  Any such statements are representative only as of the date of this prospectus.  We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances subsequent to the date of this prospectus or to reflect the occurrence of unanticipated events, except for such updates to this prospectus and the registration statement of which it is a part as are required by federal securities laws and such periodic reports as are required pursuant to the Securities Exchange Act of 1934, as amended.

USE OF PROCEEDS

This prospectus relates to shares of our common stock which may be offered and sold from time to time by the selling stockholders.  We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

Prior to this offering of our common stock, there has been no public market for any of our securities and there can be no assurance that a market will develop.  The offering price of $0.10 per share was determined by us.

DILUTION

In view of the fact that the selling stockholders are offering for sale shares of our common stock which are already issued and outstanding, the sale by the selling stockholders of their shares of our common stock pursuant to this prospectus will not result in any dilution to our stockholders.  The average amount paid per share for the outstanding securities is significantly less than $.01.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2010

September 30, 2010
Stockholders’ Equity
Common Stock, $.001 Par Value, 75,000,000, 41,000,000 issued and outstanding	$41,000
Additional Paid-In Capital	$31,500
Deficit accumulated during the development stage	$(60,526)
Total stockholders’ equity (deficiency)	$11,974
Total capitalization	$11,974

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Avarus, Inc.; nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.  As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. We have paid no cash dividends and have no outstanding options.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATIONS

Results of Operations

We have not had any revenues during our fiscal year ended September 30, 2010.  Total expenses for the fiscal year ending September 30, 2010 were $60,526.  These expenses include general corporate expenses, the preparing, drafting and filing of the Company’s S-1 and legal and consulting fees and expenses associated to the Company’s S-1.  These expenses are not expected to be recurring fees incurred by the Company.

LIQUIDITY AND CAPITAL RESOURCES

We do not have any revenues from operations.  During the fiscal year ending September 30, 2010, $12,250 was raised by selling Common Stock.    During the month of October 2010 we raised an additional $7,500.   As of December 16, 2010, we have a cash balance of $5,274 and working capital of $5,274.

We estimate that we require a minimum of approximately $200,000 and a maximum of approximately $1,150,000 to operate for the next 12 months from the date of this Prospectus.  In either case, we will be required to raise additional capital within the next 12 months from the date of this Prospectus in order to fund our business and to acquire the products sold under the license agreement. The minimum of $200,000 is required for operating expenses. The maximum will be required, however, to completely execute the business plan.  There is no guarantee that we will be able to raise any such capital on terms acceptable to us or at all. Such financing may be upon terms that are dilutive or potentially dilutive to our stockholders. If alternative sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding. At the present time, we do not intend to obtain any loan financing from a lending institution. If we are required to obtain loan financing, the amount of our profits (if any) will decrease or the amount of our losses will increase due to the interest charged on the loan. Loan financing may subject our operations to restrictions imposed by the lending institution, hindering our ability to operate in the manner best determined by our management and/or Board of Directors, with the potential that such restrictions will impede or prevent our growth and/or negatively impact our level of profits. Additionally, the use of debt financing or leverage would subject us to the risk that any downturns in the thoroughbred industry and any changes in interests rates (if we have an adjustable rate loan) will substantially increase the likelihood that our operations will not be profitable, possibly causing us to become bankrupt or to dissolve the corporation.

Off-Balance Sheet Arrangements

We are not currently a party to, or otherwise involved with, any off-balance sheet arrangements which have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

REVENUE RECOGNITION

Revenue is recognized when earned and consists of selling product to either consumers or wholesalers.

SEASONALITY

Given the nature of our business, we do not anticipate any material variations in revenues and operating costs due to seasonality.

DESCRIPTION OF BUSINESS

Avarus, Inc. (“we”, “us”, “our”) was incorporated under the laws of the State of Delaware on September 20, 2010.  The Company was originally organized as a “blank check” shell Company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation. However, the Company began operations on December 14, 2010 by entering into a license agreement with Vortex Tennis, LLC to market and sell products manufactured by Vortex Tennis in the United States. Any investment in the shares offered herein involves a high degree of risk.

Under the license agreement, the Company may sell tennis racquets and other tennis related products under the trademarked name of Vortex Tennis.   Under this exclusive license, the Company shall purchase from Vortex Tennis the product and resell it to consumers within the United States.  The tennis rackets currently being licensed are: Vortex ES 100, Vortex ES 108, Vortex ES 116, and Vortex ES 133.  Four additional racquets are currently being developed by Vortex Tennis and will become part of the license once there development is completed.  The Company is also licensing 3 bags from Vortex Tennis.  A backpack, a Six-Pack Bag and a Sling Bag.  The Company may sell additional products which it developments or acquires under the name of Vortex Tennis.  The retail price for the racquets is $199 to $229.

The Vortex Tennis racquets have a number of patents that protect their design.  One of the patents covers the total string count in the racquets.  Vortex uses three strings counts: (1) 14 (mains) by 15 (crosses) for a total of 29 strings; (2) 14 by 16 for a total of 30 strings, and (3) 14 by 17 got a total of 31 strings.  Vortex's total string count provides greater string bed elasticity and reduced dynamic loss. A second patent covers the Pyramid String Pattern feature.  Which occurs when the main strings that are spaced closer together at the top of the racquet and further apart at the bottom.  The decreased space between  strings at the top of the racquet reduces the elasticity of the strings and thereby increases the amount of control over the ball-path.  The increased space between strings at the bottom of the racquet increases the elasticity of the strings which increase the velocity of the ball.

The Company has begun to enter into agreements with pro shops and teaching pros to market and purchase the products under the license agreement.  Furthermore, the Company has begun the process to hire staff relating to sales and marketing of the licensed products.

DESCRIPTION OF PROPERTY

The Company is currently negotiating into a month to month rental agreement for office space in San Clemente, CA.  The approximate square footage is 1,000 square feet and includes sufficient area to store and ship the products sold under the license agreement.  The monthly rent is expected to be $3,200 per month. We do not presently believe that we will need to maintain any additional office space in order to carry out our plan of operations described herein.

LEGAL PROCEEDINGS

There are not presently any material pending legal proceedings to which we are a party or as to which any of its property is subject, and no such proceedings are known to be threatened or contemplated against it.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Position
J. Wade Mezey	35	President, Secretary and Director
Paul Howarth	42	CEO, Director

Wade Mezey, President/Director.  Mr. Mezey is our President and a member of the Board of Directors. In 2010, Mr. Mezey co-founded Argentum Capital which consultants with companies on various issues related to their business.  In December 2010, Mr. Mezey became a member of the LLC Renard Properties which acquires and invests in real estate throughout the US.  Since 2008, Mr. Mezey has worked for his family’s company WTL Group, Inc. which is in involved in the manufacturing and sell of products produced in China. From 2008 -2010, Mr. Mezey was previously a member of the Board of Directors of Forterus, Inc. and served as its CEO in 2008. Forterus is a behavioral health company focusing on drug and alcohol rehabilitation. From 2007 - 2008, Mr. Mezey was also the CEO of the Mezey Howarth Racing Stables. From 2005 – 2007, Mr. Mezey was previously the President/COO of NAPP Tour, Inc. (North American Poker Tour). From 2004 - 2005, Mr. Mezey was the Chief Legal Officer and Interim Chief Accounting Officer of College Partnership, Inc. While at College Partnership Mr. Mezey worked with the auditors and finance department to create a system of accounting control and procedures. From 2003 - 2004, Mr. Mezey worked for Vision Direct Marketing as its Vice-President of Operations and General Counsel. From 2002 - 2003, Mr. Mezey worked as an attorney in Washington D.C. Mr. Mezey graduated from Georgetown University Law Center with an LL.M. in Securities and Financial Regulation. Mr. Mezey received his J.D., with cum laude honors, from New England School of Law and his B.S. from Virginia Commonwealth University.

Due to Mr. Mezey’s experience of being on the board of directors and CEO of Forterus, Inc., and his experience working as Chief Accounting Officer for other public companies and his background in securities law, the shareholders felt Mr. Mezey should serve as a director of the Company.

Paul Howarth, CEO/ Director.   Mr. Howarth is our CEO and a member of the Board of Directors. In 2010, Mr. Howarth co-founded Argentum Capital which consultants with companies on various issues related to their business.  In 2007 Mr. Howarth became involved with Renard Properties, LLC which acquires and invests in real estate throughout the US.  From 2008 -2010, Mr. Howarth was the CEO and member of the Board of Directors of Forterus, Inc.  Forterus is a behavioral health company focusing on drug and alcohol rehabilitation. From 2006- 2008, Mr. Howarth served as the Senior Vice-President of Bear Stearns and Co.  Mr. Howarth was responsible for the purchase of mortgages from mortgage bankers that were secured by Bear Stearns or its affiliates.   From 2004 - 2006, Mr. Howarth worked as a license real estate broker in California.  From 2002 – 2004, Mr. Howarth served as the Director of Production of Home Loan Center where he was responsible for 13 sales managers and over 150 sales staff.  Home Loan Center was acquired by Lendingtree.com in 2004.  Mr. Howarth received his B.A. from Seton Hall University.

Due to Mr. Howarth’s experience of being on the board of directors and CEO of Forterus, Inc. and his experience of managing large staffs with Bear Stearns and Home Loans Center the shareholders felt Mr. Howarth should serve as a director of the Company.

The foregoing persons are promoters of Avarus, Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Our management has not been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

 Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, a corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months.

Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Audit and Compensation Committees, Financial Expert

We do not have a standing audit or compensation committee or any committee performing a similar function, although we may form such committees in the future.  Our entire Board of Directors handles the functions that would otherwise be handled by an audit or compensation committee.

Since we do not currently have an audit committee, we have no audit committee financial expert.

Since we do not currently pay any compensation to our officers or directors, we do not have a compensation committee.  If we decide to provide compensation for our officers and directors in the future, our Board of Directors may appoint a committee to exercise its judgment on the determination of salary and other compensation.

Code of Ethics

We have adopted a Code of Ethics which is designed to ensure that our directors and officers meet the highest standards of ethical conduct. The Code of Ethics requires that our directors and officers comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.

Involvement in Certain Legal

 Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

1.	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, or

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); or

3.
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

4.
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority, barring, suspending or otherwise limiting for more than 60 days his or her involvement in any type of business, securities or banking activities; or

5.
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated

.
6.
Subjecto to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to the alleged violation of any Federal or State securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

7.
Subject of, or a party to, any sanction or oder, not subsequently reversed, suspended or vacated, self regulatory organization (as defined by Section 3(a)(26) of the Exchange Act), any regidtered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Name and Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (#)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)		Total
J. W. Mezey, President, and Director1	2010	0	0	0	0	0	0	25,000	(1)	25,000	(1)
Paul Howarth,. CEO, Director1	2010	0	0	0	0	0	0	0		0

1.
Argentum Capital, Inc. received compensation in the amount of $25,000 which was paid in shares.  This payments will be reflected as compensation to Mr. Mezey for the work that was performed by Argentum Capital.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As December 16, 2010, 2010, we have 41,075,000 shares of common stock, par value $0.001 per share, issued and outstanding.

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each stockholder known to be the beneficial owner of more than 5% of our common stock; (ii) by each director and executive officer; and (iii) by all executive officers and directors as a group.  Each of the persons named in the table has sole voting and investment power with respect to the shares beneficially owned.   Also included are the shares held by all executive officers and directors as a group.

Name and Address (1)	Amount and Nature of Beneficial Ownership	Percent Owned Before Offering	Percent Owned After Offering
J.W. Mezey, 412 Olive Ave, Ste 212, Huntington Beach, CA 92648	15,000,000 (Indirectly held)(d)	**	**
Paul Howarth, 412 Olive Ave, Ste 212, Huntington Beach, CA 92648	15,000,000 (Indirectly held)(e)	**	**
WTL Group, Inc, PO Box 974, San Clemente, CA 92672 .(a)	12,500,000	30%	30%
Renard Properties, LLC, 1740 Del Range Blvd., Suite 439, Cheyenne, WY 82009 (b)	12,500,000	30%	30%
Jeff Combs, 412 Olive Ave, Ste 212, Huntington Beach, CA 92648	12,500,000	30%	30%
Argentum Capital, Inc.(c), 412 Olive Ave, Ste 212, Huntington Beach, CA 92648	2,500,000	6%	6%

(a) WTL Group, Inc. is owned by and managed by our President, Wade Mezey.
(b) Renard Properties, LLC is owned by and managed by our Chairman and CEO, Paul Howarth and our President J.W. Mezey.  Mr. Howarth and Mr. Mezey are minority shareholders of Renard Properties; however, Mr. Howarth is the managing member of Renard Properties. .
(c) Argentum Capital, Inc. is owned by and managed by Wade Mezey, Paul Howarth and Jeff Combs.
(d) The 15,000,000 shares are held indirectly by Mr. Mezey and are accounted for by the 12,500,000 held by WTL Group and the 2,500,000 held by Argentum Capital
(e) (d) The 15,000,000 shares are held indirectly by Mr. Howarth and are accounted for by the 12,500,000 held by Renard Properties and the 2,500,000 held by Argentum Capital

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 20, 2010 (inception), we issued 33,750,000 restricted shares of our common stock as founders shares to each of WTL Group, Inc., Renard Properties, LLC, and Jeff Combs.  See Item 4, "Recent Sales of Unregistered Securities."

On September 20, 2010 (inception), we issued 3,750,000 restricted shares of our common stock as founders shares to each of WTL Group, Inc., Renard Properties, LLC, and Jeff Combs in exchange for $3,750.  See Item 4, "Recent Sales of Unregistered Securities."

During the period from September 20, 2010 through September 30, 2010, we sold an aggregate of 850,000 shares to seventeen (17) investors in exchange for an aggregate $8,500 in cash pursuant to Section 4(2) of the Securities Act. These investors are business associates, friends and family members of officers and directors.

The Company issued 2,500,000 to Argentum Capital, Inc in exchange for professional services rendered on behalf of the Company.

All of the presently outstanding shares of our common stock are "restricted securities" within the meaning of Rule 144 pursuant to the Securities Act.

The Company entered into a license agreement with Vortex Tennis, LLC.  Vortex Tennis is a minority shareholder of this company and J.W Mezey and Jeff Combs are minority shareholders of Vortex Tennis, LLC.  Neither Mr. Combs nor Mr.  Mezey have any day to day involvement of Vortex Tennis, LLC.

Conflicts of Interest

Our proposed business raises potential conflicts of interest between us and Mr. Howarth and Mr. Mezey, all officers and directors.  Mr. Howarth and Mr. Mezey are engaged full-time as business consultants, in addition to other business interests to which he currently devotes attention, and is expected to continue to do so.  As a result, conflicts of interest may arise which may be resolved only through the exercise of judgment in a manner which is consistent with their fiduciary duties to us.  Mr. Howarth and Mr. Mezey intend to devote such time to the company as they deem reasonably necessary to effectively manage our business and affairs and to attempt to identify transaction opportunities.  Mr. Howarth and Mr. Mezey intend to devote only a few hours per week to the business of the company.

Additional conflicts of interest and non-arms length transactions may also arise in the future in the event our current and future officers or directors are involved in the management of any company with which we transact business.

No other binding guidelines or procedures for resolving potential conflicts of interest have been adopted by us.  Accordingly, our officers will be required to use their discretion in order to resolve conflicts in such a manner as he considers appropriate.  Failure by management to resolve conflicts of interest in our favor could result in liability of management to us.

Other than described herein, there have been no transactions which are required to be disclosed.

 SELLING SECURITY HOLDERS

We have prepared this prospectus to allow the thirty-seven (37) selling stockholders or their pledgees, donees, transferees or other successors in interest, if transfer to such parties is permitted pursuant to Rule 15g-8, to sell up to an aggregate of 41,075,000 shares of our common stock.  All of the common stock offered is already issued by Avarus, Inc. and is being offered by the selling stockholders for their own accounts.  We may from time to time supplement or amend this prospectus, as is required to provide information with respect to the selling stockholders.

The following table sets forth certain information regarding ownership of Avarus, Inc. common stock by the selling stockholders as of the date hereof, including their names, and the number of shares of commons owned by them and offered pursuant to this prospectus.   The selling stockholders listed in the table do not necessarily intend to sell any of their shares.   Therefore, no estimate can be given as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling stockholders upon termination of the offering made hereby.  We will file a supplement to this prospectus to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

Name of Selling Stockholders	Shares of Stock Owned Prior to Offering	Shares of Common Stock to be sold	Shares of Common Stock owned after Offering	Percent of Common Stock owned after offering
WTL Group1	12,500,000	12,500,000	0	0%
Renard Properties2	12,500,000	12,500,000	0	0%
Jeff Combs	12,500,000	12,500,000	0	0%
Argentum Capital3	2,500,000	2,500,000	0	0%
International Monetary4	150,000	150,000	0	0%
Lori Livacich	50,000	50,000	0	0%
Tom Olmstead	50,000	50,000	0	0%
Danielle D'Amico	50,000	50,000	0	0%
Michael Vasquez	50,000	50,000	0	0%
Larry Vasquez	50,000	50,000	0	0%
John Howarth	50,000	50,000	0	0%
Art Olmstead	50,000	50,000	0	0%
William Waldrop	50,000	50,000	0	0%

Sebastian Howarth	50,000	50,000	0	0%
Orla Brady	50,000	50,000	0	0%
Donald Collie	50,000	50,000	0	0%
Linda Collie	50,000	50,000	0	0%
Mark Howarth	50,000	50,000	0	0%
Cindy Howarth	50,000	50,000	0	0%
Matt Billington	50,000	50,000	0	0%
Maria Olvera	50,000	50,000	0	0%
Renegade Farms5	50,000	50,000	0	0%
Roxanne Clark	5,000	5,000	0	0%
Blain Riley	5,000	5,000	0	0%
Vortex Tennis, LLC6	5,000	5,000	0	0%
Nate Steck	5,000	5,000	0	0%
Travis Cotsenmoyer	5,000	5,000	0	0%
Whitney Cotsenmoyer	5,000	5,000	0	0%
Morgan Cotsenmoyer	5,000	5,000	0	0%
William Mezey	5,000	5,000	0	0%
Kerri Wagner	5,000	5,000	0	0%
Chris Simoneoux	5,000	5,000	0	0%
Paul Hawthorne	5,000	5,000	0	0%
Vincent French	5,000	5,000	0	0%
Nicole D'Amico	5,000	5,000	0	0%
Roxannw Chavez	5,000	5,000	0	0%
Monique Knowlan	5,000	5,000	0	0%

1.	The Natural person who holds dispositive and voting power over these securities is J.W. Mezey
2.	The Natural person who holds dispositive and voting power over these securities is Paul Howarth
3.	No one natural person who holds dispositive and voting power over these securities but collectively can be through J.W. Mezey and Paul Howarth
4.	The Natural person who holds dispositive and voting power over these securities is Blaine Riley
5.	The Natural person who holds dispositive and voting power over these securities is Tom Olmstead
6.	No one natural person who holds dispositive and voting power over these securities but collectively can be through Tom Olmstead and Robert Davidson.

DESCRIPTION OF SECURITIES

The following description of certain matters relating to our securities is a summary of our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to this Form S-1.

Our authorized capital stock consists of 75,000,000 common shares par value of $.001 per share.  As of the date hereof, 41,075,000 shares of Common Stock are issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common stock are entitled to one vote for each share on all matters to be voted upon by the stockholders.  The holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore.  In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  Per the legal opinion filed as Exhibit 23.1, all of the outstanding shares of common stock are fully paid and non-assessable.  The stockholders do not have cumulative or preemptive rights.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Company does not have any authorized Preferred Stock.

Options and Warrants

We have no outstanding  stock options or warrants.  However,  we anticipate implementing a stock option and  compensation  plan in the future to provide for the issuance of common stock our officers, key personnel and consultants.

Stockholders

As of the date hereof, there are thirty-seven (37) holders of record of our common stock.

The issued and outstanding shares of our common stock were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act.

Dividends

We have never paid dividends on our common stock, and there can be no assurance that we will have sufficient earnings to pay any dividends with respect to the common stock.  Moreover, even if it has sufficient earnings, it is not obligated to declare dividends with respect to the common stock. The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors.  It is also possible that the terms of any future debt financing may restrict the payment of dividends.  We presently intend to retain earnings, if any, for the development and expansion of its business.

Registration Rights

We have not granted registration rights to the selling  shareholders or to any other person.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, since our formation and there are no disagreements with accountants on accounting or financial disclosure matters.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information relating to all previous sales of our common stock, which sales were not registered pursuant to the Securities Act.

On September 20, 2010 (inception), we issued 33,750,000 restricted shares of our common stock as founders shares to each of WTL Group, Inc., Renard Properties, LLC, and Jeff Combs.  See Item 4, "Recent Sales of Unregistered Securities."

On September 20, 2010 (inception), we issued 3,750,000 restricted shares of our common stock as founders shares to each of WTL Group, Inc., Renard Properties, LLC, and Jeff Combs in exchange for $3,750.  See Item 4, "Recent Sales of Unregistered Securities."

The Company issued 925,000 shares to the selling shareholders for $16,000.

The Company issued 2,650,000 shares to the selling shareholders in exchange for $26,500 in services rendered.

All purchasers represented in writing that they acquired the securities for their own accounts.  A legend was placed on the stock certificates stating that the securities have not been registered pursuant to the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption herefrom.

We have not, nor has any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising.  No services were performed by any purchaser as consideration for the shares issues.

We have never utilized an underwriter for an offering of our securities, and there were no underwriting discounts or commissions involved. Other than as described above, we have not issued or sold any other securities.

TRANSFER AGENT AND REGISTRAR

The Company has retained Cleartrust, LLC to serve as its transfer agent.

LEGAL MATTERS

Certain legal matters with respect to the issuance of the securities offered hereby were passed upon by Brinen & Associates, LLC

PLAN OF DISTRIBUTION

We are registering a total of 41,075,000 shares of our common stock that are being offered by the selling stockholders.  As used in this prospectus, "selling stockholders" includes the pledgees, donees, transferees or others who may later hold the selling stockholders' interests in the common stock, if transfer to such parties is permitted pursuant to Rule 15g-8. We will pay the costs and fees of registering the common shares, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock.  We will not receive the proceeds from the sale of the shares by the selling stockholders.

Thereafter, the selling stockholders and any of their pledgees, assignees and successors- in-interest, if transfer to such parties is permitted pursuant to Rule 15g-8, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. Such sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

o    Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o    Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o    Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o    An exchange distribution in accordance with the rules of the applicable exchange;

o    Privately negotiated transactions;

o    Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o    A combination of any such methods of sale; and

o    Any other method permitted pursuant to applicable law.

EXPERTS

The financial statements for Avarus, Inc. as of and for the period ended September 30, 2010 included in this prospectus have been audited by Enterprise CPAs, LTD, independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act in connection with the offering of the common stock by the selling stockholders.  This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement.  Some information is omitted and you should refer to the registration statement and the exhibits thereto.  With respect to references made in this prospectus to any contract, agreement or other document of ours, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or other documents.  You may review a copy of the registration statement, including exhibits, at the SEC's public reference room at 100 F. Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

We will in the future be filing annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information on file at the public reference rooms.  You can also request copies of these documents, for a copying fee, by writing to the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of Avarus, Inc.

We have audited the accompanying balance sheets of Avarus, Inc. as of September 30, 2010, and the related operating statements, shareholders’ equity, and cash flows for the period September 20, 2010 (date of inception) through September 30, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Avarus, Inc. as of September 30, 2010, and the results of its operations and their cash flows for the period from September 20, 2010 (date of inception) through September 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operation.

/s/ Enterprise CPAs, Ltd.
Enterprise CPAs, Ltd.
Chicago, IL

November 5, 2010

AVARUS, INC.
 (A Development-Stage Company)
CONDENSED AND CONSOLIDATED BALANCE SHEETS
 For the period from September 20, 2010 (Inception) through September 30, 2010

September 30, 2010
(Audited)
Current assets
Cash or cash equivalents	$11,974

Total Assets	$11,974

Liabilities and Stockholders' Deficit

Current liabilities:	$-

Total current liabilities	$-

Stockholders' Equity (Note 3):

Common stock, $.001 par value; 75,000,000 authorized, 41,000,000 issued and outstanding	41,000
Additional paid-in capital	31,500
Accumulated deficit during the development stage	(60,526)

Total stockholders' equity	11,974

Total liabilities and stockholders' equity	$11,974

The accompanying notes are an integral part of Condensed Consolidated Financial Statements.

AVARUS
 (A Development-Stage Company)
CONDENSED CONSOLIDATED  STATEMENT OF OPERATIONS
For the period from September 20, 2010 (Inception) through September 30, 2010

Inception through September 30, 2010

Revenue	$-

Operating Expenses:	60,526

Operating Loss	60,526

Net Loss and deficit accumulated during development stage	$(60,526)

Net Loss per Common Share
Basic and Diluted	$(0.0015)

Weighted Average Outstanding Common Shares
Basic and Diluted	37,935,000

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

AVARUS
(A Development-Stage Company)
 CONDENSED CONSOLIDATED STATEMENT OF CHANGESIN STOCKHOLDERS' EQUITY
For the period from September 20, 2010 (Inception) through September 30, 2010

	Common Stock
	Numbers of Shares	Amount	Additional paid-in capital	Deficit Accumulated During the Development Stage	Total Stockholders' Equity
September 20, 2010 (inception) Shares issued To founders	33,750,000	$33,750	$0	$-	$33,750

Shares issued to founders for cash	3,750,000	3,750	0	-	3,750

Shares issued for cash	850,000	850	7,650	-	8,500

Shares issued for Services	2,650,000	2,650	23,850	-	26,500

Net loss	(60,526)	(60,526)

Balance, September 30, 2010	41,000,000	41,000	31,500	(60,526)	11,974

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

AVARUS, INC.
 (A Development-Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the period from September 20, 2010 (Inception) through September 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(60,526)

Net Cash used in Operating Activities	(60,526)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	12,250
Issuance of common stock to Founders	33,750
Issuance of common stock for services	26,500

Net cash provided by Financing Activities	72,500

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	11,974

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	11,974

The accompanying notes are an integral part of the Condensed and Consolidated Financial Statements.

 AVARUS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION

Avarus, Inc. (the "Company"), a development stage company, was incorporated under the laws of the State of Delaware on September 20, 2010.  The fiscal years ends September 30.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $60,526 as of September 30, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from operations.  Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, “Accounting and Reporting by Development Stage Enterprises”.  Among the disclosures required by ASC 915  are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

A.  Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.  The Company has elected a fiscal year ending on September 30.

B.  Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes" "Statement 109").  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  There were no current or deferred income tax expenses or benefits due to the Company not having any material operations since inception.

C.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

AVARUS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

D.  Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

If the Company is successful in raising funds and becoming a business development company, its principal estimates will involve the determination of the value of its portfolio companies.

The net asset value per share of our outstanding shares of common stock will be determined quarterly, as soon as practicable after, and as of the end of, each calendar quarter, by dividing the value of total assets minus total liabilities by the number of shares outstanding at the date as of which such determination is made.

In calculating the value of our total assets, we will value securities that are publicly traded at thbe closing price on the valuation date for exchange traded and NASDAQ listed securities or the average of the bid and asked prices for other securities.  Debt and equity securities that are not publicly traded will be valued at fair value as determined in good faith by the valuation committee of our board of directors based on the recommendation by our investment adviser and under valuation guidelines adopted by our board of directors, and then approved by our entire board of directors.  Initially, the fair value of these securities will be their original cost. Debt securities valued at cost would be revalued for significant events affecting the issuer's performance and equity securities valued at cost would be revalued if significant developments or other factors affecting the investment provide a basis for valuing the security at a price other than cost, such as results of subsequent financing, the availability of market quotations, the portfolio company's operations and changes in market conditions.

Debt securities with remaining maturities of 60 days or less at the time of purchase will be valued at amortized cost.  Debt securities which are publicly traded will be valued by using market quotations obtained from pricing services or dealers.  Our valuation guidelines are subject to periodic review by our board of directors and may be revised in light of our experience, regulatory developments or otherwise.

Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures.  Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

E.  Basic Loss Per Common Share

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period.  (There are no dilutive securities at September 30, 2010 for purposes of computing fully diluted earnings per share.)

F.  Impact of New Accounting Standards

Because the Company has been recently organized and has not yet transacted any business, the new accounting standards have no significant impact on the current financial statements and related disclosures.

As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

AVARUS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – STOCKHOLDERS’ EQUITY

On September 20, 2010, the Board of Directors issued 3,750,000 shares of common stock for $3,750 in cash to the founders of the Company to fund initial costs.

On September 20, 2010, the Board of Directors issued 33,750,000 shares of common stock to the founders of the Company as founder shares.

On September 29, 2010, the Board of Directors issued 850,000 shares of common stock for $8,500 in cash to seventeen (17) to fund initial costs.

On September 30, 2010, the Board of Directors issued 2,650,000 shares of common stock for $26,500 in services rendered on behalf of the Company. 2,500,000 shares were issued to Argentum Capital and 150,000 were issued to International Monetary and represent payment for general assistance in preparing the Company for its S-1 filing.

Common Stock

The holders of the Company's common stock:

- Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

- Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

- Are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Preferred Stock

The Company has no authorized preferred stock.

NOTE 4 – SUBSEQUENT EVENTS

On October 06, 2010, the Company sold for 75,000 shares of its common stock to various investors for $7,500 in cash. The proceeds are intended to pay expenses.

PART II

INFORMATION NOT REQURIED PURSUANT TO THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

We are bearing all expenses in connection with this registration statement other than sales commissions.  Estimated expenses payable by us in connection with the registration and distribution of the common stock registered hereby are as follows.

Legal and Professional Fees	$6,500.00
Audit Fees	$5,000.00

Edgar Fees	$763.00
Transfer Agent	$849.50
Registration Fee	$292.86

Total	$13,405.36

Item 14. Indemnification of Directors and Officers

Avarus, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Delaware law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Item 15.Unregistered Sales of Equity Securities and Use of Proceeds

On September 20, 2010 (inception), we issued 3,750,000 restricted shares of our common stock as founders shares to each of WTL Group, Inc., Renard Properties, LLC, and Jeff Combs in exchange for $3,750.

On September 20, 2010 (inception), we issued 33,750,000 restricted shares of our common stock as founders shares to each of WTL Group, Inc., Renard Properties, LLC, and Jeff Combs as founder shares.

During the period from September 20, 2010 through September 30, 2010, we sold an aggregate of 850,000 shares to seventeen (17) investors in exchange for an aggregate $8,500 in cash pursuant to Section 4(2) of the Securities Act. These investors are business associates, friends and family members of officers and directors.

The Company issued 2,500,000 shares to Argentum Capital, LLC and 150,000 shares to International Monertary in exchange for professional services rendered on behalf of the Company.

On October 06, 2010, the Company sold for 75,000 shares of its common stock to various investors for $7,500 in cash. The proceeds are intended to pay expenses.

The above shares, referenced in each of the above transactions, were issued in reliance of the exemption from registration requirements of the 33 Act provided by Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities based on the following:

•
the investors  represented to us that they were acquiring the securities for their own account for investment and not for the account of any other  person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

•
we provided each investor with written disclosure prior to sale that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33Act or unless an exemption from registration is available;

•
the investors agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

•	each investor had knowledge and experience in financial and other business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us;
•
each investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers  regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

•	each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;
•	we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;
•	we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;
•
we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

•	we placed stop transfer instructions in our stock transfer records;
•	no underwriter was involved in the offering; and
•
we made  independent  determinations  that  such  persons  were sophisticated or accredited investors and that they were capable of  analyzing the merits and risks of their investment in us, that they understood the speculative nature of their investment in us and that they could lose their entire investment in us.

ITEM 26: EXHIBITS SCHEDULE

The following exhibits are filed with this prospectus:

Exhibit	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Enterprise CPA LTD
10.1	License
23.1	Consent of Brinen & Associates, LLC

ITEM 27: UNDERTAKING

The undersigned Registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)  reflect in the prospectus any facts or events which, individually or, together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) include any additional or changed material information on the plan of distribution.

Provided however, That:

i.
Paragraphs (1)(a) and (1)(b) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

ii.
Paragraphs (1)(a), (1)(b) and (1)(c) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.  For determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

3.  To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5. For the purpose of determining liability under the Securities Act to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, Avarus has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente in the State of California, on December 16 , 2010.

Avarus, Inc.

By:	/s/ Wade Mezey
Wade Mezey
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chairman of the Board
/s/ Paul Howarth	Director, Principal Executive Officer	December 16, 2010
Paul Howarth

President, Director, Secretary
/s/ Wade Mezey	Principal Accounting Officer	December 16, 2010
Wade Mezey	Principal Financial Officer